Exhibit 23.2

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 001-33749) of Retail Opportunity Investments Corp. (the Company) and Retail Opportunity Investments Partnership, LP of our reports dated (i) July 13, 2012, relating to our audit of the Statement of Revenues and Certain Expenses of Gateway Shopping Center included in the Company's July 13, 2012, Form 8-K filing; (ii) July 13, 2012, relating to our audit of the Statement of Revenues and certain Expenses of Marlin Cove included in the Company's July 13, 2012 Form 8-K Filing; (iii) January 2, 2013, relating to our audit of the Statement of Revenues and Certain Expenses of Glendora Shopping Center included in the Company's January 3, 2013, Form 8-K filing; (iv) January 2, 2013, relating to our audit of the Statement of Revenues and Certain Expenses of Santa Teresa Village Shopping Center included in the Company's January 3, 2013 Form 8-K filing; (v) February 21, 2013, relating to our audit of the Combined Statement of Revenues and Certain Expenses of The Barros Properties included in the Company's February 22, 2013 Form 8-K/A filing; (vi) May 29, 2013 relating to our audit of the Statement of Revenues and Certain Expenses of Canyon Crossing Shopping Center included in the Company's May 29, 2013 Form 8-K filing; and (vii) May 29, 2013 relating to our audit of the Statement of Revenues and Certain Expenses of Diamond Hills Plaza included in the Company's May 29, 2013 Form 8-K filing.

/s/ PKF O'Connor Davies
A Division of O'Connor Davies, LLP

New York, New York

May 30, 2013